Exhibit 10.1
THIRD AMENDMENT
TO
AIRCRAFT TIME SHARING AGREEMENT

THIS THIRD AMENDMENT TO AIRCRAFT TIME SHARING AGREEMENT ("Amendment") is entered into this 10th day of January 2025, by and between Marathon Petroleum Company LP, a Delaware limited partnership (hereinafter "Operator"), and Maryann T. Mannen, an individual (hereinafter "Executive").
WHEREAS, Operator and Executive entered into that certain "Aircraft Time Sharing Agreement" dated August 14, 2024, as amended (the "Agreement"); and
WHEREAS, Operator and Executive desire to amend the Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth to be kept and performed by the parties hereto, it is mutually covenanted and agreed as follows:
1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.
2. Except as hereinabove amended, the Agreement remains in full force and effect as the binding obligation of both Operator and Executive in accordance with its terms, as amended herein.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

MARATHON PETROLEUM COMPANY LP			MARYANN T. MANNEN
By: MPC Investment LLC, its General Partner

By:	/s/ Fiona C. Laird	By:	/s/ Maryann T. Mannen

Name:	Fiona C. Laird		Maryann T. Mannen, Individually

Title:	CHRO and SVP Communications

Exhibit A
Description of Aircraft

Aircraft Make and Model	FAA Registration Number	Aircraft Serial Number	Primary Aircraft Base
Bombardier Challenger 350	N424MP	20594	KFDY
Bombardier Challenger 3500	N425MP	21017	KSAT
Bombardier Challenger 3500	N426MP	21024	KFDY
Bombardier Challenger 3500	N427MP	21034	KFDY
Gulfstream G450	N457MP	4320	KFDY
Gulfstream G450	N459MP	4327	KFDY